For use with loans to
                               AKT & AKTA "EIP Participants"


                       PROMISSORY NOTE

                                   [__________________]
                                         date signed



          FOR VALUE RECEIVED, the undersigned, _____________ ("Borrower"), promises to pay to the order of _____________ ("Lender"), the principal sum of _____________ (________), with interest on the principal from the date of disbursement hereof at the rate of _______________________ (___%) percent per year.

          This Note shall be repaid as follows:
1) commencing on January 31, 199__, and on each January 31 thereafter, all accrued and unpaid interest on the unpaid principal under this Note shall be due and payable and 2) on January 31, 2004, the entire unpaid balance of principal and interest hereunder shall be due and payable. Any interest not paid when due shall continue to be due and shall bear interest until paid at the interest rate set forth in the first paragraph. All payments hereunder shall be in lawful money of ______ and shall be applied first to outstanding interest obligations and then to principal.

          Borrower shall not have the right to, and shall not, prepay all or any part of the unpaid principal balance of this Note prior to the effective date of an initial public offering of the Common Stock of Applied Komatsu Technology, Inc., a Japanese corporation ("AKT"), on any stock exchange or stock quotation system (a "Company IPO"), except as may be permitted by the next sentence or as may be consented to in writing by Lender. On each date an interest payment is due under this Note, the Borrower may make a partial principal prepayment on this Note in an amount not to exceed the outstanding principal balance of this Note as of that date, divided by the number which is equal to ___ (___) minus the number of installment payments of interest previously due as provided above. Borrower also may prepay this Note, in whole or part, without penalty or limitation at any time on or after the effective date of a Company IPO.

          If Borrower resigns or is removed, or is
terminated voluntarily or involuntarily, as an officer,
employee or advisor of AKT and its subsidiaries or dies
prior to January 31, 2004, then the entire outstanding
principal balance of this Note, together with all accrued
unpaid interest thereon, shall become immediately due and
payable at the option of Lender, upon written notice to
Borrower.   This Note, however, is not an employment
agreement, and neither this Note nor any failure to give such notice shall give Borrower the right to be employed or retained by AKT and its subsidiaries in any capacity or for any length of time.

          If default shall be made in the payment of principal and/or interest when due, then the entire outstanding principal balance of this Note, together with all accrued unpaid interest thereon, shall become immediately due and payable at the option of Lender, upon written notice to Borrower. The Lender will not accelerate payment of the Note prior to maturity for nonpayment of interest. If this Note remains unpaid ten (10) days after written demand for payment in full and if action thereafter is instituted to collect on this Note, then Borrower agrees to pay Lender reasonable attorneys' fees and costs of suit, as fixed by Japanese law.

          This Note is a full-recourse note secured by shares of nonvoting preferred stock of AKT pursuant to the terms of a Loan and Security Agreement by and between Borrower and Lender that create a security interest in the shares ("Joto-Tampo"), the terms of which are incorporated herein by reference. In accordance with the Joto-Tampo, Lender shall receive any dividends paid on the shares on Borrower's behalf and apply the same to the payment of interest hereunder as it comes due. Prior to the due date of each interest installment under this Note, Lender shall notify Borrower of the net amount of interest (including any late interest) due on the next scheduled payment date, after application of any dividends paid on the shares against accrued interest hereunder. Said preferred shares are convertible into AKT's common stock in accordance with AKT's Articles of Incorporation and the terms of the Joto-Tampo.

          This Note shall be governed by and construed in accordance with the laws of Japan; provided, however, the English language version of this Note will prevail and control. Borrower hereby irrevocably submits to the jurisdiction of the Tokyo District Court in connection with enforcement of this Agreement and/or any disputes hereunder.

          IN WITNESS WHEREOF,  Borrower has executed this
Note as of the date and year first above written.



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